Exhibit 10.1

AMENDMENT No. 2 TO EMPLOYMENT AGREEMENT
THIS AMENDMENT NO. 2 (the “Amendment”) TO THE EMPLOYMENT AGREEMENT, made as of February 5, 2015 (the “Agreement”), between Caesars Entertainment Corporation, a Delaware corporation (the “Company”), Caesars Enterprise Services, LLC, a Delaware limited liability company in which the Company indirectly owns and controls an interest, for certain purposes specified herein only, Caesars Acquisition Company, a Delaware corporation (“CAC”), and Mark Frissora (“Executive”) is made as of June __, 2016 (the “Amendment Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
WHEREAS, Executive and the Company wish to amend the Agreement to reflect certain changes in the duties to be performed and the compensation payable to Executive pursuant to the Agreement;
WHEREAS, in connection with the changes made pursuant to this Amendment, CAC became a party to the Agreement solely for the purposes stated herein; and
WHEREAS, pursuant to Section 22 of the Agreement, any amendment to the Agreement must be made in writing signed by the parties thereto.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows, all effective as of the Amendment Effective Date unless otherwise provided below:
1.Section 1 (Introductory Statement) of the Employment Agreement is hereby amended by deleting the last sentence therefrom and replacing it with the following:
“A Notice of Non-Renewal by the Company shall be treated as a termination by the Company without Cause (as defined in Section 11.1 herein).”
2.
    Effective as of February 5, 2016, Section 4.1 (Base Salary) of the Agreement is hereby amended by deleting “$1,800,000” therefrom and replacing it with “$2,000,000”.
3.
    Effective as of February 5, 2016, Section 4.2 (Bonus) of the Agreement is hereby amended by deleting “150%” therefrom and replacing it with “175%”.
4.
    Section 5 (Equity Awards) of the Agreement is hereby amended by deleting the entire Section and replacing it with the following:

“5.    Equity Awards.
5.1    CAC RSUs. Executive and CAC agree and acknowledge that, during the Employment Term, Executive shall provide strategic advisory consulting services to CAC, a joint venture partner of the Company in Caesars Growth Partners, LLC, a Delaware limited liability company (‘CGP’), with respect to the operation of the properties owned by CGP and investment and growth strategies of same (the ‘Consulting Services’). Upon termination of the Employment Term for any reason, Executive’s obligation to provide the Consulting Services shall cease. In consideration of Executive’s agreement to provide the Consulting Services, promptly following the Amendment Effective Date, CAC shall grant to Executive under the CAC 2014 Performance Incentive Plan (the ‘CAC PIP’) restricted stock units (‘CAC RSUs’) with respect to that number of shares of Class A common stock of CAC, par value $0.001 per share (a ‘CAC Share’), having an aggregate value of $3,000,000 determined as of the date of grant, where each CAC RSU represents the right to receive one CAC Share. The CAC RSUs shall each vest in three equal installments on each anniversary of the grant date, subject to Executive’s continued employment by CEC through such applicable date (it being the understanding of the parties that for so long as Executive is employed by CEC, Executive shall be obligated to provide Consulting Services and, conversely, that CAC shall not have the right to terminate such services during the Employment Term; and if CAC does terminate such services during the Employment Term, the CAC RSU shall continue to vest as if such termination had not occurred. Notwithstanding anything to the contrary in an award agreement, following a termination of Executive’s employment by the Company without Cause, due to death or Disability (as defined in Section 10 herein) or by Executive for Good Reason (as defined in Section 11.3 herein) and other than in connection with a Change in Control (as defined in Section 11.2 herein), and in the case of termination in accordance with Section 7 hereof (relating to termination by the Company without Cause or termination by Executive for Good Reason) provided the Release Condition (as defined in Section 7.2(b) hereof) is satisfied, Executive shall be entitled to one year of additional vesting with respect to the CAC RSUs, the RSUs awarded by the Company to Executive on March 23, 2016 (the ‘CEC RSUs’) and any other equity awards granted to Executive by CAC or the Company after the date hereof. The specific terms and conditions governing all other aspects of the CAC RSUs and the CEC RSUs shall be as set forth in Exhibit A and Exhibit B, respectively.
5.2    Modification of 2015 Options. The Price Target Performance-Based Options granted to Executive on February 5, 2015 under the PIP (the ‘2015 Options’) are hereby amended to reduce the Price Target (as defined in the award agreement evidencing the 2015 Options) from $30 per share to $15 per share and the award agreement evidencing the 2015 Options is hereby amended in accordance with the foregoing.
The Company, CAC and Executive acknowledge that neither the Company nor CAC shall have any obligation to grant Executive any additional equity awards until the 2017 compensation year, notwithstanding that Executive may satisfy eligibility requirements under the PIP or the CAC PIP, as applicable, or that other members of the senior management team may receive grants under the PIP or the CAC PIP during such time. Commencing with the 2017 compensation year, the Company intends to grant Executive equity awards under the PIP, consistent with annual grants under the PIP that are made to other members of the senior management team. The target value of grants shall equal at least 200% of Base Salary (where value is determined based on the approach taken by the Committee in valuing grants made to other members of the senior management team).”
5.
    Section 6.3 of the Agreement is hereby amended by deleting the entire Section and replacing it with the following:
“6.3    D&O Insurance. The Company shall use commercially reasonable efforts to provide Executive with Director’s and Officer’s indemnification insurance coverage in amount and scope that is customary for a company of the Company’s size and nature, which commercially reasonable efforts to provide coverage shall continue during the Employment Term and thereafter until the expiration of all applicable statutes of limitations.”
6.
    Section 7.1 of the Agreement is hereby amended by deleting the first sentence therefrom and replacing it with the following:
“The Company may terminate this Agreement and Executive’s employment hereunder without Cause at any time upon at least thirty (30) days prior written notice, and Executive may terminate this Agreement and Executive’s employment hereunder for Good Reason in the time periods described in Section 11.3.”
7.
    Section 7.2(b) of the Agreement is hereby amended as follows:
(a)
    By deleting clause (A) therefrom and replacing it with the following:
“(A) within the six (6) month period prior to a Change in Control and it is reasonably demonstrated by Executive that such termination was requested by the third party that effectuates the Change in Control (and such transaction is actually consummated), or”; and
(b)
    By deleting the second sentence therefrom and replacing it with the following:
“Executive’s outstanding equity-based compensation awards granted under the PIP shall be governed by the terms of the PIP and Executive’s outstanding equity-based compensation awards granted under the CAC PIP shall be governed by the terms of the CAC PIP, and, in each case, the applicable grant agreements thereunder to which Executive is a party.”
8.
    Section 8 (Termination for Cause; Resignation Without Good Reason; or Non-Renewal by Executive) of the Agreement is hereby amended as follows:
(a)
    By deleting the first sentence therefrom and replacing it with the following:

“The Company may terminate this Agreement and Executive’s employment hereunder for Cause.”; and
(b)
    By deleting the sixth sentence therefrom and replacing it with the following:
“Executive’s outstanding equity-based compensation awards granted under the PIP shall be governed by the terms of the PIP and Executive’s outstanding equity-based compensation awards granted under the CAC PIP shall be governed by the terms of the CAC PIP, and, in each case, the applicable grant agreements thereunder to which Executive is a party.”
9.
    Section 9 (Death) of the Agreement is hereby amended by deleting the third sentence therefrom and replacing it with the following:
“Executive’s outstanding equity-based compensation awards granted under the PIP shall be governed by the terms of the PIP and Executive’s outstanding equity-based compensation awards granted under the CAC PIP shall be governed by the terms of the CAC PIP, and, in each case, the applicable grant agreements thereunder to which Executive is a party.”
10.
    Section 10 (Disability) of the Agreement is hereby amended by deleting the second sentence therefrom and replacing it with the following:
“Executive’s outstanding equity-based compensation awards granted under the PIP shall be governed by the terms of the PIP and Executive’s outstanding equity-based compensation awards granted under the CAC PIP shall be governed by the terms of the CAC PIP, and, in each case, the applicable grant agreements thereunder to which Executive is a party.”
11.
    Section 11 (Definitions of Cause and Good Reason) of the Agreement is hereby amended as follows:
(a)
    By deleting the title of such Section and replacing it with the following:
“Definitions of Cause, Change in Control and Good Reason.”;
(b)
    By deleting Section 11.3(d) therefrom and replacing it with the following:
“(d)    a reduction by the Company in the Base Salary, as the same may be increased from time to time;” and
(c)
    By deleting Section 11.3(g) therefrom and replacing it with the following:

“(g)    any reduction by the Company of Executive’s Target Bonus or Maximum Bonus; or”.
12.
    Section 12.5 of the Agreement is hereby amended by deleting the last sentence therefrom and replacing it with the following:
“Executive’s outstanding equity-based compensation awards granted under the PIP shall be governed by the terms of the PIP and Executive’s outstanding equity-based compensation awards granted under the CAC PIP shall be governed by the terms of the CAC PIP, and, in each case, the applicable grant agreements thereunder to which Executive is a party.”
13.
    Section 23.2 is hereby amended by deleting the entire Section and replacing it with the following:
“23.2    Notwithstanding anything herein or therein to the contrary, this Agreement shall remain in effect to the extent necessary to give effect to the provisions hereof that by their terms survive the termination of the Agreement, the expiration of the Employment Term and/or the termination of Executive’s employment hereunder, including, without limitation, Section 6.3, 7, 12 through 16, 18, 20 and 21 hereof.”
14.
    Section 28 (Notices) of the Agreement is hereby amended by deleting the entire Section and replacing it with the following:
“28.    Notices. Any notice to be given hereunder by either party to the other may be effected by personal delivery, in writing, or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change his or its address by written notice in accordance with this Section 28. Notices shall be deemed communicated as of the actual receipt or refusal of receipt.

If to Executive:	At the last address in the Company’s records, with a copy, which shall not constitute notice, to:
Stephen W. Skonieczny, Esq.
    Dechert LLP
1095 Avenue of the Americas
    New York, New York 10036

If to the Company:	Caesars Entertainment Corporation One Caesars Palace Drive Las Vegas, Nevada 89109 Attn: General Counsel”
15.
    Exhibit B (Separation Agreement and Release) to the Agreement is hereby amended by deleting the first paragraph therefrom and replacing it with the following:

“In consideration of and in accordance with that certain Employment Agreement by and between Caesars Entertainment Corporation, with offices at One Caesars Palace Drive, Las Vegas, Nevada 89109 (‘CEC’), Caesars Entertainment Services, LLC (‘CES’), and for certain purposes specified therein only, Caesars Acquisition Company (‘CAC’, and together with CES and CEC and their respective successors and assigns collectively referred to herein as the ‘Company’) and Mark Frissora (‘Executive’) dated as of February 5, 2015, as amended from time to time (‘Employment Agreement’), of which this Exhibit B is part, Executive hereby agrees as follows. All terms not defined in this Separation Agreement and Release (‘Separation Agreement’) shall have the same meanings as those set forth in the Employment Agreement.”
16.
    The Company shall reimburse Executive for all legal fees and expenses incurred by Executive in connection with the planning, negotiation and drafting of this Amendment and any documents referenced herein or related hereto. Any reimbursement shall be subject to Executive’s presentation to the Company of documentation of the fees and expenses in a form reasonably satisfactory to the Company within 60 days of the Amendment Effective Date and such reimbursement shall be made within 60 days following submission of the documentation but in no event later than December 31, 2016.
17.
    This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of Nevada as to all matters, including but not limited to matters of validity, construction, effect and performance.
18.
    This Amendment shall be effective as of the Amendment Effective Date and, except as set forth herein, no other provision of the Agreement is modified and amended.
19.
    The Agreement and this Amendment contain the entire agreement between the parties concerning the subject matter hereof and supersede all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof
20.
    This Amendment may not be amended or modified orally, and no provision hereof may be waived, except in a writing signed by the parties hereto.
21.
    This Amendment may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

Caesars Entertainment Corporation
By:__________________________
Name:________________________
Title:_________________________

Caesars Enterprise Services, LLC
By:__________________________
Name:________________________
Title:_________________________

Caesars Acquisition Company, solely for the purposes stated herein
By:__________________________
Name:________________________
Title:_________________________

Executive
__________________________
Mark Frissora

Signature Page to Amendment No. 2 to Mark Frissora Employment Agreement]